SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                         SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                    FIRST EMPIRE STATE CORPORATION
- ----------------------------------------------------------------------------
          (Name of Registrant as Specified in its Charter)

                    Richard A. Lammert, Esq.
                    Senior Vice President, General
                      Counsel and Secretary
                    One M&T Plaza
                    Buffalo, New York 14240
                    (716) 842-5390
- -----------------------------------------------------------------------------
               (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  or 14a-
     6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:
          Not applicable.
     ------------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:
          Not applicable.
     ------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          Not applicable.
     ------------------------------------------------------------------------

4)   Proposed maximum aggregate value of transaction:
          Not applicable.
     ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount previously paid:       Not applicable.
                              -------------------------------------------

2)   Form, Schedule or Registration Statement No.      Not applicable.
                                                  -----------------------

3)   Filing party:       Not applicable.
                    -----------------------------------------------------

4)   Date filed:         Not applicable.
                    -----------------------------------------------------

                      FIRST EMPIRE STATE CORPORATION
    One M&T Plaza                  Buffalo, New York 14240





                                                  March 10, 1994



Dear Stockholder,

     You are cordially invited to attend the 1994 annual meeting of stockholders of First Empire State Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 19, 1994 at 11:00 a.m.

     Stockholders will be asked to elect 18 directors. Information about the nominees is set forth in the attached proxy statement.

     Whether or not you presently plan to attend the meeting, please indicate your vote on the enclosed proxy card, sign and date it, and then return it in the enclosed postage-paid envelope. You may withdraw your proxy if you attend the meeting and wish to vote in person.

     We urge you to vote for the election of all 18 nominees.



/s/ Paul B. Murray                 /s/ Robert G. Wilmers

PAUL B. MURRAY                     ROBERT G. WILMERS
Chairman of the Board              President and Chief Executive Officer

                      FIRST EMPIRE STATE CORPORATION
                               One M&T Plaza
                         Buffalo, New York  14240


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




     The 1994 Annual Meeting of Stockholders of First Empire State Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 19, 1994 at 11:00 A.M., local time, for the following purposes:

     1. To elect eighteen (18) directors for a term of one (1) year and until their successors have been elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at 5:00 P.M., Eastern Standard Time, on March 1, 1994, are entitled to notice of, and to vote at, the meeting. Each stockholder, even though he or she now plans to attend the meeting, is requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

                         By Order of the Board of Directors


                              /s/ Richard A. Lammert

                               RICHARD A. LAMMERT
                                    Secretary


March 10, 1994

                      FIRST EMPIRE STATE CORPORATION


                              PROXY STATEMENT



     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Empire State Corporation ("First Empire" or the "Company") of proxies in the accompanying form for use at the 1994 Annual Meeting of Stockholders or any adjournment or adjournments thereof.

     The proxies designated on the form, or any one of them, may exercise all the powers of said proxies and each shall have the power to appoint a substitute to act in his place.

     The Annual Meeting of Stockholders of First Empire will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 19, 1994, at 11:00 A.M., local time.

     First Empire's mailing address is One M&T Plaza, Buffalo, New York 14240 and its telephone number is (716) 842-5445.

     This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 10, 1994. A copy of the Annual Report for 1993, including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials.


                               VOTING RIGHTS

     Stockholders of record at 5:00 P.M., Eastern Standard Time, on March 1, 1994 are entitled to vote at the Annual Meeting. At that time First Empire had outstanding 6,862,810 shares of Common Stock, $5 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. Proxies will be voted in accordance with the stockholder's direction, if any. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy or by the vote of the stockholder in person at the Annual Meeting. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption "NOMINEES FOR DIRECTOR."

     The vote of a plurality of the shares of the Company's Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting. The presence in person or by proxy of the holders of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the meeting. Under New York law and the Company's Restated Certificate of Incorporation and Bylaws, broker non-votes will be counted as being present or represented at the meeting but will not have an effect on the outcome of the vote for the election of directors.


                   PRINCIPAL BENEFICIAL OWNERS OF SHARES

     The following table sets forth certain information with respect to all persons or groups known by the Company to be the beneficial owners of more than 5% of its shares as of March 1, 1994.




TITLE OF       NAME AND ADDRESS         NUMBER         PERCENT
CLASS          OF BENEFICIAL OWNER      OF SHARES      OF CLASS
- ------------   -------------------      ---------      -----------

Common Stock   A group ("Group I")
               comprised of:

               Robert G. Wilmers        637,073            9.21%
               One M&T Plaza
               Buffalo, NY 14240

               West Ferry Foundation      7,200        less than 1%
               One M&T Plaza
               Buffalo, NY 14240

               Rem Foundation           451,320            6.58%
               Allgemeines Treuun-
                ternehmen,
               Postfach 34 722,
               FL 9490
               Vaduz, Liechtenstein

               Hofin Anstalt            388,400            5.66%
               P.O. Box 83
               Vaduz, Liechtenstein

               Argali [BVI] Limited      30,200        less than 1%
               P.O. Box 71
               Craigmuir Chambers
               Road Town
               Tortola, British
                Virgin Islands       -------------     ------------

               Total for Group I      1,506,993 (1)       21.80%




TITLE OF       NAME AND ADDRESS         NUMBER         PERCENT
CLASS          OF BENEFICIAL OWNER      OF SHARES      OF CLASS
- ------------   -------------------      ---------      -----------

Common Stock   A group ("Group II")
               comprised of:

               Brent D. Baird          421,888 (2)          6.15%
                and others
               1350 One M&T Plaza
               Buffalo, NY  14203

9% Convertible National Indemnity       40,000 (3)           100% (3)
Preferred       Company
 Stock         3024 Harney Street
               Omaha, NE  68131

- -----
(1) The members of Group I have jointly filed with the Securities and Exchange Commission ("SEC") a Schedule 13D, as amended, indicating that they constitute a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Each member of Group I has indicated in such amended Schedule 13D or otherwise advised the Company that such member has sole voting and dispositive power with respect to the shares indicated opposite such member's name in the table. Mr. Wilmers is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, he holds sole voting and dispositive power over the shares which it owns. As to Mr. Wilmers, the shares indicated in the table include the shares owned by the West Ferry Foundation and 51,500 shares subject to options granted under the First Empire State Corporation 1983 Stock Option Plan ("Stock Option Plan") which are currently exercisable or are exercisable within 60 days after March 1, 1994 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and Group I. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption "STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS." Hofin Anstalt is a corporation controlled by Jorge G. Pereira, a director and vice chairman of the Board of Directors of the Company. The shares indicated for Hofin Anstalt include shares held by its wholly owned subsidiaries.

(2) Brent D. Baird, a director of the Company, and twelve of his associates have jointly filed with the SEC a Schedule 13D, as amended, disclaiming that they constitute a "group" as such term is used in Section 13(d)(3) of the Exchange Act and reporting that they are beneficial owners, in the aggregate, of in excess of 5% of the outstanding Common Stock. Mr. Baird has sole voting and dispositive power with respect to 6,184 shares that he owns individually. An additional 214,000 shares are owned by entities of which Mr. Baird is a director or trustee, and as to which shares he may be deemed to share voting or dispositive power. In addition, he has remainder interests in trusts that own an aggregate of 40,104 shares. The remaining 161,600 shares, as to which Mr. Baird disclaims beneficial ownership, are owned by members of Mr. Baird's family, either individually or as trustee, or by a charitable foundation, all the trustees of which are members of Mr. Baird's family.

(3) Warren E. Buffett, Berkshire Hathaway Inc. and National Indemnity Company have jointly filed with the SEC a Schedule 13G reporting that they are the beneficial owners of 100% of the Company's series 9% Convertible Preferred Stock ("9% Preferred Stock"), and, pursuant to the conversion privilege thereunder, that they are the beneficial owners of in excess of 5% of the outstanding Common Stock. The Schedule 13G indicates that the reporting persons have shared voting and dispositive powers with respect to the 40,000 shares of the 9% Preferred Stock. The 9% Preferred Stock is directly owned by National Indemnity Company, a subsidiary of Berkshire Hathaway Inc., and is convertible at any time into shares of the Common Stock at an initial conversion price of $78.90625 per share, subject to certain antidilution adjustments. Based upon the 6,862,810 shares of the Common Stock outstanding as of the close of business on March 1, 1994, the complete exercise of the conversion privilege would result in the issuance of 506,930 shares of the Common Stock, or 6.88% of the Common Stock that would be outstanding following conversion. The holder of the 9% Preferred Stock is not entitled to vote at the Annual Meeting of Stockholders to be held on April 19, 1994.



                           ELECTION OF DIRECTORS

     Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of First Empire of the following eighteen (18) persons, to hold office until the 1995 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 1993 Annual Meeting of Stockholders. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person as the Company's management shall designate.
     The principal occupation of each of the nominees for the last five years was substantially the same as is listed below. The information with respect to the nominees is as of March 1, 1994 and includes their affiliations with First Empire's subsidiary banks, Manufacturers and Traders Trust Company ("M&T Bank") and The East New York Savings Bank ("East New York"), and with First Empire's other subsidiaries.

                           NOMINEES FOR DIRECTOR

BRENT D. BAIRD IS 55, IS A MEMBER OF THE EXECUTIVE AND COMPENSATION COMMITTEES AND HAS BEEN A DIRECTOR SINCE 1983.

     Mr. Baird is a private investor. Prior to 1992, he was a limited partner of Trubee, Collins & Co., Inc., a member firm of the New York Stock Exchange, Inc. Mr. Baird is a director and a member of the Executive, Trust and Investment, Nomination, and Community Reinvestment Act Committees of M&T Bank. He is a director of East New York, M&T Capital Corporation and M&T Financial Corporation. Mr. Baird is chairman of the board of trustees of First Carolina Investors, Inc. and president of Citizens Growth Properties, both of which are engaged in the real estate business. He is also a director of Oglebay Norton Company and Todd Shipyards Corporation.

JOHN H. BENISCH IS 58 AND HAS BEEN A DIRECTOR SINCE 1988.

     Mr. Benisch is a limited principal of Abrams Benisch Riker, Inc., a real estate firm based in New York City which is engaged in leasing, management and consulting services. Abrams Benisch Riker, Inc. is also an owner/member of Colliers International Property Consultants, which has regional offices throughout the United States and internationally. Mr. Benisch is a director of East New York and a member of its Mortgage Investment Committee. He is a director of the reconstituted board of directors of Integrated Resources, Inc. Mr. Benisch is a member of The Real Estate Board of New York, Inc. and a member of the 53rd Street Association N.Y.C. He is also an honorary director of St. Mary's Hospital for Children, Bayside, New York, and is a member of The Salvation Army Greater New York Advisory Board.

ANGELA BONTEMPO IS 53 AND HAS BEEN A DIRECTOR SINCE 1991.

     Sr. Angela Bontempo served as the administrator of Health Services at Covenant House in New York City from July through December of 1993. She was president and chief executive officer of Sisters of Charity Hospital, Buffalo, New York, from January 1987 to October 1992. Sr. Bontempo is a director of M&T Bank. She is a director of the New York State Public Health Council and chair of the New York State Board of Examiners of Nursing Home Administrators. Sr. Bontempo is also a member of the Daughters of Charity National Health System, Inc. Committee on Human Resources and the American College of Health Care Executives.

PATRICK J. CALLAN IS 57 AND HAS BEEN A DIRECTOR SINCE 1988.

     Mr. Callan is a principal of The RREEF Funds, pension fund real estate investment advisors and managers. He is a partner of RREEF America Partners and a trustee of BRT Realty Trust. Mr. Callan is a director of East New York and a member of its Mortgage Investment Committee. He is also a member of The New York University Real Estate Institute Advisory Board, the MIT Center for Real Estate Advisory Committee, the Association for Foreign Investors in U.S. Real Estate and The Real Estate Board of New York, Inc.

DAVID N. CAMPBELL IS 52 AND HAS BEEN A DIRECTOR SINCE 1987.

     Mr. Campbell is chairman of the board, chief executive officer and a director of Computer Task Group, Inc., a provider of professional software development services. Mr. Campbell is a director of M&T Bank. He is a director of National Fuel Gas Company, Gibraltar Steel Corp., Image Business Systems Corporation and Dunlop Tire Corporation. Mr. Campbell is a member of the Governor's Council on Fiscal and Economic Priorities, a position to which he was appointed by Governor Cuomo. He is regional vice chairman of The Business Council of New York State, Inc. and a director of the New York State Science and Technology Foundation. Mr. Campbell is chairman of the Roswell Park Cancer Institute Community Council and a director of the Greater Buffalo Partnership. He is also a member of the University Council of the State University of New York at Buffalo, and a trustee of Niagara University.

JAMES A. CARRIGG IS 60 AND HAS BEEN A DIRECTOR SINCE 1992.

     Mr. Carrigg is chairman of the board, president, chief executive officer and a director of New York State Electric & Gas Corporation. He is a member of the Directors Advisory Council of the Endicott Trust Division of M&T Bank. Mr. Carrigg is a director of Security Mutual Life Insurance Company of
New York, Home Mutual Insurance Company and Utilities Mutual Insurance Company. He is also a director of the New York Business Development Corporation.

BARBER B. CONABLE, JR. IS 71 AND HAS BEEN A DIRECTOR SINCE 1991.

     Mr. Conable retired as the president of The World Bank in September 1991, a position which he had held since 1986. He represented the 30th District of New York in the U.S. House of Representatives from 1965 to 1985, and served as a New York State senator in 1963 and 1964. Mr. Conable is a director of M&T Bank, and serves as chairman of the Directors Advisory Council of its Rochester Division. He is a director of Corning Incorporated and American International Group, Inc. Mr. Conable is chairman of the National Committee on U.S.-China Relations, chairman of the Executive Committee of the Board of Regents of the Smithsonian Institution, and a member of the United Nations Commission on Global Governance. He is also a trustee fellow and member of the Executive Committee of Cornell University.

RICHARD E. GARMAN IS 63, IS A MEMBER OF THE EXECUTIVE COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1987.

     Mr. Garman is president and chief executive officer of A.B.C. Paving Co., Inc., a general construction contractor, and Buffalo Crushed Stone, Inc., an operator of quarries and asphalt production facilities, both of which are located in Buffalo, New York. He is a director and member of the Executive and Trust and Investment Committees of M&T Bank. Mr. Garman is a director of Merchants Insurance Group. He is a director of the Associated General Contractors - New York State, the Greater Buffalo Partnership and Millard Fillmore Hospitals. Mr. Garman is also chairman of the Greater Niagara Frontier Council of the Boy Scouts of America.

ROY M. GOODMAN IS 63 AND HAS BEEN A DIRECTOR SINCE 1984.

     Senator Goodman is a New York State senator serving his thirteenth term in the Legislature representing the East Side of Manhattan. He is the senior assistant majority leader of the New York State Senate and serves as chairman of the Senate Committee on Investigations, Taxation, and Government Operations and the Majority Program Development Committee. Senator Goodman is also chairman of the Senate Special Committee on the Arts and Cultural Affairs. He serves as a member of the National Council on the Arts for the National Endowment for the Arts, a position to which he was appointed in 1989 by former President Bush.

PATRICK W.E. HODGSON IS 53, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1987.

     Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. Since February 1993, he has served as chairman of the board and chief executive officer of Todd Shipyards Corporation. Prior to 1990, Mr. Hodgson was president of London Machinery Company Limited, London, Ontario, a manufacturer of truck bodies and equipment. He is a director and a member of the Examining Committee of M&T Bank, and a director of M&T Capital Corporation. Mr. Hodgson is president of T-W Truck Equippers Inc., Buffalo, New York, and a director of Kissing Bridge Corp., Glenwood, New York, and Niagara Blower Co., Buffalo, New York. He is also a director of Todd Shipyards Corporation, First Carolina Investors, Inc., Scotts Hospitality Inc. and Exolon-ESK Company.

LAMBROS J. LAMBROS IS 58, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1984.

     Mr. Lambros is a private investor. He was chairman, president, chief executive officer and a director of Norfolk Holdings Inc., an independent oil and gas exploration and production company, from 1986 through 1993. Prior to 1986, Mr. Lambros had been executive vice president and a director of Amerada Hess Corporation, an integrated oil and gas producer, refiner and marketer, where he was responsible for that company's financial and administrative activities.

WILFRED J. LARSON IS 66, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1987.

     Mr. Larson retired in 1991 as president and chief executive officer of Westwood-Squibb Pharmaceuticals Inc., Buffalo, New York, a subsidiary of the Bristol-Myers Squibb Company. Prior to his retirement, he also served as a vice president of Bristol-Myers Squibb Company. Mr. Larson is a director and a member of the Examining and Community Reinvestment Act Committees of M&T Bank. He is a director of Pratt & Lambert, Inc. and Bryant & Stratton Business Institute, Inc. Mr. Larson is a trustee of Children's Hospital of Buffalo, Inc. and a director of the University at Buffalo Foundation, Inc.

JORGE G. PEREIRA IS 60 AND HAS BEEN A DIRECTOR SINCE 1982. HE IS VICE CHAIRMAN OF THE BOARD OF FIRST EMPIRE AND IS THE CHAIRMAN OF ITS COMPENSATION COMMITTEE.

     Mr. Pereira is a private investor. He is vice chairman of the board and a director of M&T Bank, and serves as chairman of its Nomination Committee. Mr. Pereira is also a director of East New York. He is the owner of Hofin Anstalt, a private investment company.

WILLIAM C. SHANLEY, III IS 68 AND HAS BEEN A DIRECTOR SINCE 1988.

     Mr. Shanley retired in 1991 as president of Tate & Lyle Inc. Prior to October 1990, he was president and chief executive officer of Amstar Sugar Corporation. Tate & Lyle Inc. and Amstar Sugar Corporation are subsidiaries of Tate & Lyle PLC, a sugar, cereal sweetener and starch group. He is a director of East New York and a member of its Executive and Examining Committees.

RAYMOND D. STEVENS, JR. IS 67, IS A MEMBER OF THE EXECUTIVE AND COMPENSATION COMMITTEES AND HAS BEEN A DIRECTOR SINCE 1970.

     Mr. Stevens is chairman of the board and a director of Pratt & Lambert, Inc., manufacturer of paints, coatings and adhesives, headquartered in Buffalo, New York. Prior to March 1989, Mr. Stevens held the additional position of chief executive officer of Pratt & Lambert, Inc. He is a director and a member of the Executive, Trust and Investment, and Nomination Committees of M&T Bank. He is a trustee of the Buffalo General Hospital. Mr. Stevens is also a former chairman of the National Paint and Coatings Association.

PETER TOWER IS 72 AND HAS BEEN A DIRECTOR SINCE 1970.

     Mr. Tower is a private investor. Prior to March 1989, he was president, chief executive officer and treasurer of C.J. Tower Inc., customhouse brokers headquartered in Buffalo, New York, a subsidiary of McGraw-Hill Inc. Mr. Tower is a director of M&T Bank. He is also a director of the Buffalo State College Foundation, Inc.

RICHARD D. TRENT IS 68, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1988.

     Dr. Trent is president emeritus of Medgar Evers College of the City University of New York, a university professor emeritus of the City University of New York and a consultant in educational administration. He retired in 1991 as a university professor and professor of educational administration at the Brooklyn College of the City University of New York. Dr. Trent is a director of East New York, a member of its Executive and Community Reinvestment Act Committees, and serves as chairman of its Examining Committee. He is a director and member of the Examining Committee of M&T Bank. Dr. Trent was the founding president of Medgar Evers College of the City University of New York. He is also a director of the Greater
New York Council of the Boy Scouts of America and the Center for Creative Collaboration.

ROBERT G. WILMERS IS 59 AND HAS BEEN A DIRECTOR SINCE 1982. HE IS THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF FIRST EMPIRE, AND IS THE CHAIRMAN OF ITS EXECUTIVE COMMITTEE.

     Mr. Wilmers is chairman of the board, president, chief executive officer and a director of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee; a director and member of the Executive Committee of East New York; and a director of a number of other M&T Bank or First Empire subsidiaries. He is a director of the Greater Buffalo Partnership, the Federal Reserve Bank of New York and The Business Council of New York State, Inc., and a member of the Visiting Committee of the John F. Kennedy School of Government at Harvard University. Mr. Wilmers is also a director of the Albright-Knox/Buffalo Fine Arts Academy.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                     THE ELECTION OF ALL 18 NOMINEES.

            STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     Direct and indirect ownership of Common Stock by each of the directors and the executive officers who are named in the Summary Compensation Table (the "Named Executive Officers"), and by the directors and executive officers as a group is set forth in the table below as of March 1, 1994, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)

                                                       Percent
Name of beneficial owner      Number of shares         of class
- ------------------------     ----------------         ---------
Brent D. Baird                  70,288 (1)             1.02%
John H. Benisch                  5,753 (2)             (10)
Angela Bontempo                     -                    -
Patrick J. Callan                5,953 (2)             (10)
David N. Campbell                1,010                 (10)
James A. Carrigg                   479                 (10)
Barber B. Conable, Jr.             500                 (10)
Richard E. Garman               22,500                 (10)
Roy M. Goodman                      -                    -
Patrick W.E. Hodgson             5,700 (3)             (10)
Lambros J. Lambros               6,000                 (10)
Wilfred J. Larson                3,488                 (10)
Paul B. Murray                  67,779 (2)(4)(5)       (10)
Jorge G. Pereira               388,400 (6)             5.66
William C. Shanley, III         12,051 (2)             (10)
Raymond D. Stevens, Jr.          4,756 (7)             (10)
Peter Tower                    105,000 (8)             1.53
Richard D. Trent                 5,153 (2)             (10)
Samuel F. Ward                   5,000                 (10)
Robert G. Wilmers              637,073 (2)(5)(6)(9)    9.21
William A. Buckingham           23,304 (2)(5)          (10)
Robert E. Sadler, Jr.           37,265 (2)(5)          (10)
James L. Vardon                 26,912 (2)(5)          (10)
All directors and executive
 officers as a group
 (29 persons)                1,527,053 (2)(5)         21.57%

(1) See footnote (2) to the table set forth under the caption "PRINCIPAL BENEFICIAL OWNERS OF SHARES."

(2) Includes the following shares of Common Stock subject to options granted under the Stock Option Plan which are currently exercisable or are exercisable within 60 days after March 1, 1994: Mr. Benisch - 4,753 shares; Mr. Callan - 1,953 shares; Mr. Murray - 50,759 shares;
    Mr. Shanley - 4,951 shares; Dr. Trent - 4,953 shares; Mr. Wilmers - 51,500 shares;

    Mr. Buckingham - 21,200 shares; Mr. Sadler - 14,231 shares; Mr. Vardon - 3,850 shares; all directors and executive officers as a group - 216,252 shares.

(3) Includes 600 shares of Common Stock held by a close relative for which beneficial ownership is disclaimed. Also includes 4,500 shares of Common Stock owned by a corporation controlled by Mr. Hodgson.

(4) Includes 7,919 shares of Common Stock held by a close relative.
(5) Includes the following shares of Common Stock through participation in the First Empire State Corporation Retirement Savings Plan and Trust ("Retirement Savings Plan"): Mr. Murray - 9,101 shares; Mr. Wilmers - 2,837 shares; Mr. Buckingham - 1,604 shares; Mr. Sadler - 1,389 shares; Mr. Vardon - 812 shares; all directors and executive officers as a group
    - 18,579 shares.

(6) See footnote (1) to the table set forth under the caption "PRINCIPAL BENEFICIAL OWNERS OF SHARES."

(7) Includes 1,116 shares of Common Stock held as trustee for another and for which beneficial ownership is disclaimed.

(8) Includes 15,600 shares of Common Stock owned by a charitable foundation formed by Mr. Tower. Mr. Tower is a trustee of such foundation and holds shared voting and dispositive power over the shares of Common Stock owned by it, but he has no pecuniary interest in any of the shares owned by the charitable foundation, and he disclaims any beneficial interest in, and beneficial ownership of, such shares.

(9) Includes 3,390 shares of Common Stock held by close relatives for which beneficial ownership is disclaimed.

(10) Less than 1%.


    Under Section 16(a) of the Exchange Act, the Company's directors and officers, and persons who are the beneficial owners of more than 10% of the Common Stock are required to report their ownership of the Common Stock, options and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership to the SEC and the American Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 1993. The Company believes that all of these filing requirements were satisfied by its directors and officers and by the beneficial owners of more than 10% of the Common Stock, except that John L. Pett, an officer of the Company, failed to file on a timely basis one monthly report relating to three transactions which he subsequently late-filed. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under the applicable rules of the SEC.

                             PERFORMANCE GRAPH

    The graph below contains a comparison of the cumulative stockholder return on the Common Stock against the cumulative total returns of the S&P 500 Composite Index, compiled by Standard & Poor's Corporation, and the KBW 50 Index, compiled by Keefe, Bruyette & Woods, Inc., for the five-year period beginning on December 31, 1988 and ending on December 31, 1993. The KBW 50 Index is comprised of fifty American banking companies, including all money-center and most major regional banks.


             Comparison of Five-Year Cumulative Total Return*




                   [This space left intentionally blank.
         See APPENDIX for a description of the Performance Graph.]





                      Stockholder Value at Year End*

               1988      1989      1990      1991      1992      1993
               ----      ----      ----      ----      ----      ----
First Empire   $100      $128      $109      $202      $276      $292
S&P 500 Index  $100      $132      $128      $166      $179      $197
KBW 50 Index   $100      $119      $ 85      $135      $172      $182


* Assumes a $100 investment on December 31, 1988 and reinvestment of all dividends.

             COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    A key objective of First Empire is to attract, develop and maintain strong executive officers who are capable of maximizing the Company's performance for the benefit of its stockholders. In furtherance of this objective, the Compensation Committee has adopted a compensation strategy for its executive officers which utilizes competitive salaries, while placing heavy emphasis on the use of variable incentives such as awards of cash bonuses and grants of stock options in order to reward longer-term contributions to the Company's success. First Empire periodically compares its compensation levels, practices and financial performance to a select group of commercial banking institutions of similar size, geographic market and business makeup to First Empire. The Compensation Committee considered eighteen commercial banking companies which it believed were reasonably comparable to the Company's asset size and performance and which were generally located in the northeast or midwest (the "comparative group of banks"). Ten of the eighteen commercial banking companies forming the comparative group of banks considered by the Compensation Committee were included in the KBW 50 Index compiled by Keefe, Bruyette & Woods, Inc.

    Base salaries of First Empire's executive officers are determined by competitive, market-based pay practices, performance evaluations and expected future contributions. In line with its strategy of emphasizing variable pay, the Compensation Committee generally targets the salaries of First Empire's executive officers at or below the median of the comparative group of banks, while also considering the unique responsibilities and performance of each executive officer. Overall, the Compensation Committee targets the total cash compensation of First Empire's executive officers above the median of the comparative group of banks.

    First Empire's executive officers participate in an annual incentive compensation plan ("Annual Incentive Plan"). The Annual Incentive Plan provides for discretionary grants of cash awards to executive officers out of a fund established annually by the Compensation Committee. In establishing this fund, the Compensation Committee considers First Empire's profitability, as well as the number of participants in the Annual Incentive Plan, and may establish a minimum threshold of net operating earnings after taxes below which no fund will be created. At the end of the year, the Compensation Committee may increase the size of the established fund in its discretion by no more than 50% to take into account its subjective assessment of management's contribution to First Empire's profitability. First Empire's net operating earnings after taxes for 1993 exceeded the minimum threshold of profitability which had been previously established by the Compensation Committee, thereby initiating the payment of cash bonuses to its executive officers under the Annual Incentive Plan, but the Compensation Committee did not exercise its discretion to increase the aggregate size of the fund above the predetermined level.

    The aggregate amount of the Annual Incentive Plan pool and 1993's awards to First Empire's executive officers thereunder were reviewed and approved by the Compensation Committee. The Compensation Committee considered, but did not formally weight, a number of quantitative and qualitative performance factors to evaluate the 1993 performance of executive officers and other employees under the Annual Incentive Plan. The performance factors considered were: growth and composition of earnings; achieving business plans; asset quality; market share; and responsiveness to the economic environment. In determining its discretionary evaluation of the Chief Executive Officer's performance, the Compensation Committee considered, but did not formally weight, the following performance factors: the Company's earnings growth; its asset quality relative to the banking industry as a whole; the integration of the Company's acquisitions; and market share. Another factor which the Compensation Committee considered in determining the Chief Executive Officer's 1993 incentive award was its philosophy of providing the Chief Executive Officer with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

    Consistent with its objective of attracting, developing and maintaining strong executive management, First Empire provides potentially significant long-term incentive opportunities to its executive officers through discretionary grants of stock options and stock appreciation rights under the Stock Option Plan, thereby emphasizing the potential creation of long-term stockholder value and more closely aligning the interests of First Empire's executive officers with those of its stockholders. Stock options and stock appreciation rights are considered good long-term incentives by the Compensation Committee because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company's past financial performance and future prospects, an executive officer's current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the comparative group of banks.

    In 1993, the Compensation Committee considered, but did not formally weight, the following factors in connection with the number of options granted to each executive officer: the competitive practices within the comparative group of banks; the individual executive officer's position and potential within First Empire; and the level of past awards of stock options or stock appreciation rights granted to each executive officer. In the determination of the Chief Executive Officer's 1993 stock option award, the Compensation Committee also considered its philosophy of providing him with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

    All of the 1993 performance factors considered by the Compensation Committee in its salary determinations and its annual incentive and stock option awards made to the Company's executive officers exceeded predetermined objectives or, where no predetermined level had been set, were deemed to be above industry averages or otherwise exceeded the Compensation Committee's expectations. The Compensation Committee believes that the total compensation provided to the Company's executive officers is competitive and reflects the Company's performance. Also, the Compensation Committee believes that the Company's compensation programs have helped to focus First Empire's executive officers on increasing the Company's performance and stockholder value.

    Effective as of January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") generally denies a deduction to any publicly-held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual's compensation exceeds $1 million, subject to certain exceptions, including one for "performance-based compensation." Under Section 162(m) of the Internal Revenue Code and the proposed regulations and transition rules issued by the Internal Revenue Service, it is highly unlikely that any one of the Company's executive officers will receive compensation in 1994 that is nondeductible under
Section 162(m). The Company intends to study the application of Section 162(m) of the Internal Revenue Code to its compensation plans and practices, and will consider possible changes thereto that may be necessary to qualify the compensation paid to its executive officers for deductibility under
Section 162(m) of the Internal Revenue Code.

    This report was prepared by the Compensation Committee of the Board of
Directors:

    Jorge G. Pereira, Chairman
    Brent D. Baird
    Raymond D. Stevens, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Pereira, Baird and Stevens served as members of the Compensation Committee throughout 1993, and are currently serving as such.

    Mr. Pereira is vice chairman of First Empire and M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984. Mr. Baird served as chairman of the board of M&T Capital Corporation, the venture capital subsidiary of M&T Bank, from August 4, 1983 to April 20, 1987. Neither Mr. Pereira nor Mr. Baird has received additional compensation for serving in such capacities.

    The members of the Compensation Committee and their associates are, as they have been in the past, customers of, and have had transactions with, the bank subsidiaries of the Company; and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from the Company's subsidiary banks to such persons and their associates outstanding at any time since the beginning of 1993 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

    The following table contains information concerning the compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in the three fiscal years ended December 31, 1993.

                        SUMMARY COMPENSATION TABLE

                                                      LONG-TERM
                           ANNUAL COMPENSATION        COMPENSATION
                           -------------------------- --------------
                                                      AWARDS

                                                      SECURITIES
                                                      UNDERLYING ALL
                                                      OPTIONS/  OTHER
NAME AND PRINCIPAL POSTION YEAR   SALARY     BONUS    SARS      COMPENSATION
- -------------------------- ----   -------    -------  --------  -------------
                                   ($)        ($)      (#)         ($)(1)

Robert G. Wilmers          1993   $400,000   $200,000 20,000    $11,963
 President and Chief       1992    400,000    150,000 15,000     11,649
 Executive Officer of      1991    400,000    128,000 25,000
 First Empire; Chairman
 of the Board, President
 and Chief Executive
 Officer of M&T Bank

Robert E. Sadler, Jr.      1993    248,646    300,000  7,500     19,571
 Executive Vice President  1992    235,000    270,000 10,000     10,536
 of First Empire and M&T   1991    234,230    258,000  5,000
 Bank

William A. Buckingham      1993    235,000    245,000  5,000     12,994
 Executive Vice President  1992    235,000    245,000  4,000     12,718
 of First Empire and       1991    235,000    235,000      0
 M&T Bank (2)

Paul B. Murray             1993    425,000     50,000  3,174     21,787
 Chairman of the Board of  1992    425,000     50,000  4,042     15,123
 First Empire; Chairman of 1991    425,000     46,000  8,019
 the Board, President and
 Chief Executive Officer
 of East New York

James L. Vardon            1993    205,000    250,000  7,000     10,118
 Executive Vice President  1992    205,000    250,000  7,000     24,060
 and Chief Financial       1991    205,000    250,000  5,000
 Officer of First Empire
 and M&T Bank

- -----
(1) Includes the following 1993 contributions by the Company to the Retirement Savings Plan for the benefit of the Named Executive Officers:
     Messrs. Wilmers, Sadler and Murray - $10,613; Mr. Buckingham - $10,575; and Mr. Vardon - $9,225. Includes the following insurance premiums paid by the Company in 1993 in respect of term life insurance for the benefit of the Named Executive Officers: Mr. Wilmers - $1,350; Mr. Sadler - $237; Mr. Buckingham - $2,419; Mr. Murray - $11,174; and Mr. Vardon - $893. Includes $8,721 of above-market interest earned by Mr. Sadler in 1993 in respect of bonus payments which he deferred in prior years.

(2) Mr. Buckingham commenced his employment with the Company on April 30, 1990. As a part of his agreement to join the Company, he was granted a stock option and a stock appreciation right covering an aggregate of 40,000 shares of the Common Stock.



STOCK OPTION GRANTS IN 1993

     The table below contains information with respect to the grants of stock options under the Stock Option Plan during the fiscal year ended December 31, 1993 to the Named Executive Officers who are covered by the Summary Compensation Table. No stock appreciation rights were granted under the Stock Option Plan in 1993 other than limited stock appreciation rights granted in tandem with stock options.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR


                                             INDIVIDUAL GRANTS
                        ----------------------------------------------------
                        NUMBER     PERCENT
                           OF      OF TOTAL
                        SECUR-    OPTIONS/
                        ITIES     SARS
                        UNDER-    GRANTED TO
                        LYING     EMPLOYEES
                        OPTIONS   IN         EXERCISE    EXPIR-       GRANT DATE
                        /SARS     FISCAL     OR           ATION       PRESENT
NAME                    GRANTED   YEAR       BASE PRICE   DATE        VALUE
- ------------------      -------   ---------   --------    -------   ------------
                        (#)(1)    (4)        ($/SHARE)                ($)(5)
                        (2)(3)
Robert G. Wilmers       20,000    16.9%      $133.875    1/20/03      $834,400
Robert E. Sadler, Jr.    7,500     6.3        133.875    1/20/03       312,900
William A. Buckingham    5,000     4.2        133.875    1/20/03       208,600
Paul B. Murray           3,174     2.7        133.875    1/20/03       132,419
James L. Vardon          7,000     5.9        133.875    1/20/03       292,040

- -----
(1)  Title of securities subject to grant:  Common Stock.

(2) All grants to the Named Executive Officers include grants of an equal number of related (or "tandem") limited stock appreciation rights, except for the grant to Mr. Murray. Limited stock appreciation rights may be exercised only in the event of a tender or exchange offer ("Offer") for the Common Stock (a) which, if successful, would cause the offeror to become the beneficial owner of 20% or more of the outstanding Common Stock, and (b) that the Compensation Committee determines would result in a change in control of the Company, if consummated.




     Upon exercise, a limited stock appreciation right granted in tandem with a nonstatutory stock option entitles the holder to receive cash in an amount equal to the excess of (a) the highest price paid pursuant to the Offer during the 90 days prior to exercise, or (b) the highest market value of a share of Common Stock during the 90 days prior to exercise, whichever is greater, over the market value of a share of Common Stock on the date of grant. A limited stock appreciation right granted in tandem with an incentive stock option entitles the holder to receive cash in an amount equal to the appreciation in the market value of a share of Common Stock since the date of grant.

(3) The stock options are exercisable in installments that provide vesting of 10% of the optioned stock after the first anniversary of the grant, an additional 20% after the second anniversary, 30% more after the third anniversary and the remaining 40% after the fourth anniversary.

(4) Excludes shares of Common Stock subject to options granted under the Stock Option Plan to directors who are not employees of the Company. See "Directors' Fees."

(5) The Company used a binomial option pricing model to determine the grant date present value of stock options granted in 1993 upon the belief that such model is the most reasonable method of estimating the value of stock options granted under the Stock Option Plan. The Company also believes that such model will be more consistent with the option pricing methodology which the Company currently intends to utilize in disclosing the estimated effect on the Company's net income and per share earnings of option grants in the footnotes to the Company's financial statements for the year ending December 31, 1994, and thereafter, if the Financial Accounting Standards Board adopts a final accounting rule which incorporates the current proposals contained in its exposure draft ("Accounting for Stock-Based Compensation") released on June 30, 1993. The estimated value per option is $41.72, which was calculated through the use of the following assumptions: an option term, based on historical data since the inception of the Stock Option Plan, of 6.75 years, representing the estimated period between the grant dates of options under the Stock Option Plan and their exercise dates; an interest rate that represents the yield on a zero-coupon U.S. Treasury security with a maturity date corresponding to that of the adjusted option term; volatility calculated using weekly stock prices for the three-year (156-week) period prior to the grant date; and an estimated dividend yield of 1.40%, the approximate annualized cash dividend rate paid with respect to a share of the Common Stock on December 31, 1993. The Company also deducted 12% to reflect an estimate of the probability of forfeiture prior to vesting, based on historical data since the inception of the Stock Option Plan. The actual value an executive may realize will depend upon the excess of the price of the Common Stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by an executive officer, if any, will be at or near the value estimated by the model.


STOCK OPTIONS AND STOCK APPRECIATION RIGHTS EXERCISED IN 1993 AND YEAR-END
VALUES

     The following table reflects the number of stock options and stock appreciation rights exercised by the Named Executive Officers in 1993, the total gain realized upon exercise, the number of stock options and stock appreciation rights held at the end of the year, and the realizable gain of the stock options and stock appreciation rights that are "in-the-money." In-the-money stock options and stock appreciation rights are stock options or stock appreciation rights with exercise prices that are below the year-end stock price because the stock value grew since the date of the grant.


          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
               AND FISCAL YEAR-END OPTION/SAR VALUES

                                             NUMBER OF
                                            SECURITIES          VALUE OF
                                            UNDERLYING          UNEXERCISED
                                            UNEXERCISED         IN-THE-MONEY
                                            OPTIONS/SARS AT     OPTIONS/SARS AT
                                            FISCAL YEAR-END     FISCAL YEAR-END (2)
                                            ---------------     -------------------
                        SHARES
                        ACQUIRED  VALUE
                        ON        REAL-     EXER-     UN-                  UN-
                        EXER-     IZED      CIS-      EXERCIS-  EXERCIS-   EXERCIS-
NAME                     CISE     (1)       ABLE      ABLE      ABLE       ABLE
- --------------------    -----     -------   ------    -------   ----------   ----------
                         (#)        ($)       (#)      (#)        ($)      ($)

Robert G. Wilmers         -       $    -    42,000    53,000    $3,953,063  $2,305,061
Robert E. Sadler, Jr.     -            -    13,981    22,000     1,316,246     830,313
William A. Buckingham     500       38,063  17,900    24,600     1,342,063   1,376,625
Paul B. Murray            -            -    47,622    17,032     4,577,232     991,807
James L. Vardon         3,200      223,681     -      18,800           -       730,688

- -------
(1) Based upon the difference between the closing price of the Common Stock on the American Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options or stock appreciation rights.

(2) Based upon the closing price of the Common Stock on the American Stock Exchange on December 31, 1993 of $140.75 per share.


RETIREMENT PLAN

     The table below sets forth the annual retirement benefits under the regular benefit formula of the First Empire State Corporation Retirement Plan ("Retirement Plan") payable upon retirement to persons within specified levels of remuneration and years of service classifications assuming attainment of age 65 during 1994.



                         PENSION PLAN TABLE (1) (2)

                          YEARS OF SERVICE
                 -------------------------------------------------
REMUNERATION      10        15         20        25        30
- --------------- -------   -------    --------  --------  ---------
     $150,000   24,284     36,427     48,569    60,711    72,853
      250,000   41,284     61,927     82,569   103,211   123,853
      350,000   58,284     87,427    116,569   145,711   174,853
      450,000   75,284    112,927    150,569   188,211   225,853
      550,000   92,284    138,427    184,569   230,711   276,853

- -------
(1)  The table assumes a straight-life annuity form of payment.  The retirement benefits provided by the Retirement Plan, including those that are depicted in the table, are not subject to any deduction for Social Security or other offset amounts.

(2)  The amounts in the table have not been restricted to those within the maximum annual retirement benefit which is currently permissible under the Internal Revenue Code.
     That limit (the "IRS Benefit Limit") is $118,800 for 1994.  Also, in calculating a participant's benefit, annual compensation in excess of a limit set annually by the
     Secretary of the Treasury may not be considered.  That limit (the "IRS Compensation
     Limit") is $150,000 for 1994.



     The compensation covered by the Retirement Plan benefits summarized in the above table approximates an employee's base annual salary. The covered compensation for each of the Named Executive Officers in the Summary Compensation Table would approximate the highest average of the amounts shown in the "Salary" column of that table which are paid during any five consecutive calendar year period in the ten calendar years preceding retirement, subject to the applicable IRS Compensation Limits. For 1993, covered compensation taken into account under the Retirement Plan for each of the Named Executive Officers in the Summary Compensation Table was as follows: Messrs. Wilmers, Sadler and Murray - $235,840, the IRS Compensation Limit for 1993; Mr. Buckingham - $233,512; and Mr. Vardon - $205,625. For purposes of the Retirement Plan, such executive officers had the following years of service at year end 1993: Mr. Wilmers - 11 years; Mr. Sadler - 10 years; Mr. Buckingham - 3 years; Mr. Murray - 16 years; and Mr. Vardon - 9 years.

     Under the Retirement Plan as currently in effect, an alternative benefit formula applies to those employees of East New York, including Mr. Murray, who met certain age and/or service requirements as of January 1, 1989. Through the application of this alternative formula, an affected employee's annual retirement benefits under the Retirement Plan could, under certain circumstances, exceed those retirement benefits which are depicted in the foregoing table. Moreover, Mr. Murray accrued an annual retirement benefit under the retirement plan of East New York that was in effect immediately prior to its merger with the Retirement Plan. Based on current actuarial assumptions and subject to the applicable IRS Benefit and Compensation Limits, the alternative Retirement Plan and predecessor East New York retirement plan formulas would provide Mr. Murray with annual retirement payments of $78,084 and $83,015, respectively, if he elected to retire in 1994. Upon retirement, Mr. Murray's retirement benefits will be calculated under the regular benefit formula of the Retirement Plan, under the alternative benefit formula thereunder or by reference to his accrued benefit under the predecessor retirement plan of East New York, whichever is highest.

     In addition to retirement benefits under the Retirement Plan, M&T Bank has agreed, on an unfunded basis, to pay supplemental retirement benefits to Messrs. Buckingham, Sadler and Vardon in amounts equal to the difference between 55% of each individual's final average annual compensation, as defined in the Retirement Plan, but without regard to the IRS Benefit and Compensation Limits, and the amount, if any, payable to each individual from such plan. The supplemental retirement benefits to be paid to each of them are not dependent upon their respective entitlements to retirement benefits under the Retirement Plan. In the case of Messrs. Buckingham and Sadler, the supplemental benefits are reduced by payments which they will receive from the retirement plans of their previous employers. Based on current actuarial assumptions associated with their participation in the Retirement Plan, the following amounts would be payable to them annually as supplemental retirement benefits commencing at age 65: Mr. Buckingham - $29,723; Mr. Sadler - $59,684; and Mr. Vardon - $62,900. Actuarially reduced amounts would be payable to any of them who elected early retirement.

EMPLOYMENT AGREEMENT

     The Company and East New York entered into an employment agreement with Mr. Murray on December 24, 1987 which provides for his employment for a term of three years, renewable for successive one-year terms, and for an annual basic compensation of not less than $400,000. Mr. Murray had previously entered into a salary continuation agreement with East New York on April 16, 1987 which provides for the payment of 20% of his base annual salary for a period of 10 years following his retirement or death.

DIRECTORS' FEES

     FIRST EMPIRE. Directors of First Empire who are not also salaried officers of the Company or its subsidiaries receive an annual retainer of $10,000 plus $750 for each meeting of the Board of Directors attended. Such directors who are members of a committee of the Board of Directors of First Empire receive $500 for each committee meeting attended. If a director's domicile is more than 100 miles from the location of a board or committee meeting, such director receives an additional $375 for attending the board meeting and an additional $250 for attending the committee meeting. The Board of Directors has established a limitation on total compensation for services as a director of First Empire and its subsidiaries of $40,000 per year. All directors of First Empire are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

     In connection with its acquisition of East New York, the Company agreed to grant to persons who became directors and advisory directors of First Empire and its subsidiaries upon First Empire's acquisition of East New York and certain other officers of East New York, on an annual basis, nonstatutory stock options to purchase shares of the Common Stock having an aggregate fair market value on the date of grant, in the case of an officer, equal to his or her then basic annual compensation and, in the case of a non-officer director, equal to the aggregate amount of his or her then annual retainer and his or her board and committee meeting fees in the last full calendar year preceding the date of grant. During 1993, Mr. Murray was granted a stock option covering 3,174 shares with an exercise price of $133.875 per share. Also in 1993, the following directors of First Empire were granted options covering the indicated number of shares, each with an exercise price of $133.875 per share: Messrs. Benisch and Callan and Dr. Trent - 298 shares; Mr. McLendon - 290 shares; and Mr. Shanley - 274 shares.

     M&T BANK. Directors of First Empire who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of the Company or its subsidiaries, receive attendance fees for each board or committee meeting attended. Such attendance fees are identical to the schedule of fees paid to directors of First Empire for board and committee meetings attended. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings. An unfunded plan for the deferral of board and committee fees is available to the directors of M&T Bank whereby a specific amount or percentage of such fees may be deferred until the later of January 1st following the date the director leaves the Board of Directors or the date the director reaches age
65. Quarterly compounded interest is credited to the deferred fees at a rate equal to that paid on M&T Bank's regular savings accounts.

     EAST NEW YORK. Each of the former trustees of East New York who became a director of East New York and who is not a salaried officer of the Company or its subsidiaries, receives an annual retainer of $18,000, a fee of $750 for each East New York board meeting attended and a fee of $500 for each East New York committee meeting attended. If a director must travel more than 100 miles to attend a board or committee meeting, such director receives an additional $375 for attending the board meeting and an additional $250 for attending the committee meeting. Other directors of East New York who also serve as directors of First Empire, if not salaried officers of the Company or its subsidiaries, are entitled to the same schedule of attendance fees but receive an annual retainer of $10,000 and, if applicable, a fee of $750 for attending each meeting of the Mortgage Investment Committee of East
New York's board. If any such director must travel more than 100 miles to attend a Mortgage Investment Committee meeting, the director receives an additional $375 for attending the meeting. Subject to its fiduciary duties, the Company has agreed to cause each of the former trustees of East New York who became a director of East New York following the conversion of East New York from mutual to stock form and its acquisition by the Company on December 24, 1987 to be elected to serve as a director of East New York until the earlier of the director's 75th birthday or resignation. If East New York is merged into another bank subsidiary of the Company prior thereto, subject to its fiduciary duties, the Company has agreed to cause each such East New York director to become an advisory director of such bank subsidiary until the earlier of such director's 75th birthday or resignation and to cause the bank subsidiary to hold the requisite number of meetings and to appoint such advisory director to the requisite number of committees so that the advisory director would receive compensation equivalent to the compensation received as a director of East New York.

            TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their associates are, as they have been in the past, customers of, and have had transactions with, the bank subsidiaries of the Company; and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from the Company's subsidiary banks to such persons and their associates outstanding at any time since the beginning of 1993 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.


        BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE

     The Board of Directors held six meetings during 1993. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served, except for Sr. Bontempo and Messrs. Callan, Campbell, Carrigg, Goodman and Shanley.

     The Executive Committee of the Board of Directors is empowered to act in the board's stead when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board's powers in the management of the business and affairs of the Company except as otherwise limited by law. The Executive Committee held no meetings during 1993. Messrs. Wilmers (Chairman), Baird, Garman, Murray and Stevens comprise the current membership of the Executive Committee.

     The Audit Committee met four times during 1993 with representatives of the Company's independent accountants. In addition to recommending the selection of the independent accountants each year, the Audit Committee reviews the activities of the subsidiary banks' examining committees, the audit plan and scope of work of the independent accountants, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent accountants with respect to internal controls and accounting procedures, and any other matters it deems appropriate. Messrs. Ward (Chairman), Hodgson, Lambros and Larson, and Dr. Trent are the current members of the Audit Committee.

     The Compensation Committee is responsible for administering the Stock Option Plan, including the making of grants thereunder, for administering the Annual Incentive Plan and, in addition, for making such determinations and recommendations as the Compensation Committee deems necessary or appropriate regarding the remuneration and benefits of employees of the Company and its subsidiaries. The Compensation Committee met four times during 1993.
Messrs. Pereira (Chairman), Baird and Stevens currently serve as the members of the Compensation Committee.

     First Empire does not have a standing committee of its Board of Directors on nominations, or any other committee performing similar functions.

                               OTHER MATTERS

     The Board of Directors of First Empire is not aware that any matters not referred to in the form of proxy will be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

                      INDEPENDENT PUBLIC ACCOUNTANTS

     On the recommendation of the Audit Committee of the Board of Directors, the firm of Price Waterhouse, certified public accountants, has been selected as First Empire's principal independent public accountants for the year 1994, a capacity in which it has served since 1984. Representatives of Price Waterhouse are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.


                            SOLICITATION COSTS

     The cost of soliciting proxies in the accompanying form will be borne by First Empire. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of First Empire and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Common Stock.


                           STOCKHOLDER PROPOSALS

     A stockholder wishing to submit a proposal for consideration at the 1995 Annual Meeting of Stockholders should do so not later than November 11, 1994.


                              By Order of the Board of Directors

                                        /s/ Richard A. Lammert

                                        RICHARD A. LAMMERT
                                             Secretary

March 10, 1994

                                 APPENDIX


     The Performance Graph contained under the caption "PERFORMANCE GRAPH" is being filed under cover of Form SE. The Performance Graph contains a graphic comparison of the cumulative stockholder return on the Common Stock against the cumulative total returns of the S&P 500 Composite Index and the KBW 50 Index for the five-year period beginning on December 31, 1988 and ending on December 31, 1993. The data points depicted on such Performance Graph are contained in the chart immediately following the space left intentionally blank under the caption "PERFORMANCE GRAPH."

P              FIRST EMPIRE STATE CORPORATION
R
O    ANNUAL MEETING OF STOCKHOLDERS - APRIL 19, 1994 AT 11:00 A.M.
X
Y     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints LAURENCE KESSLER, THOMAS C. PERRY and MONTE
P. RIEFLER as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of First Empire State Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 19, 1994 and any adjournment thereof (i) as designated on the item set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

                 (MARK, SIGN AND DATE ON REVERSE SIDE)


                                                            SEE REVERSE
                                                              SIDE


       PLEASE MARK
[ X ]  VOTE AS IN
       THIS EXAMPLE.

ELECTION OF DIRECTORS

NOMINEES: Brent D. Baird, John H. Benisch, Angela Bontempo, Patrick J. Callan, David N. Campbell, James A. Carrigg, Barber B. Conable, Jr., Richard
E. Garman, Roy M. Goodman, Patrick W.E. Hodgson, Lambros J. Lambros, Wilfred
J. Larson, Jorge G. Pereira, William C. Shanley, III, Raymond D. Stevens, Jr., Peter Tower, Richard D. Trent and Robert G. Wilmers

FOR       WITHHELD   IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS
ALL       FROM ALL   SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR
NOMINEES  NOMINEES   ALL NOMINEES.  A VOTE FOR ALL NOMINEES IS RECOMMENDED.
[ ]       [ ]


For, except vote withheld from the following nominee(s):

[ ] ______________________________ Mark here for       Mark here
                                   address change      if you plan
                                   and note change     to attend
                                   at left      [ ]    the meeting  [ ]


Please mark, date and sign to
the right exactly as name
appears hereon and return
this proxy in the envelope
provided. Persons signing as       Signature:____________   Date:________
executors, administrators,
trustees, etc. should so
indicate. If a joint account,
all should sign.                   Signature:____________   Date:________